UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a press release dated January 12, 2007, Biomet, Inc. announced that it received a Staff Determination letter from The Nasdaq Stock Market on January 11, 2007 indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14). As anticipated, the letter was issued in accordance with Nasdaq procedures due to the Company’s inability to file its Quarterly Report on Form 10-Q for the second quarter of fiscal year 2007 by the prescribed due date. On January 9, 2007, the Company filed a Form 12b-25 with the Securities and Exchange Commission stating that the Company does not anticipate filing its Form 10-Q for the second quarter of fiscal 2007 on or before the fifth calendar day following the prescribed due date.

                As a result of its filing delinquency, the Company’s securities are subject to delisting from The Nasdaq Global Select Market at the opening of business on January 22, 2007 unless the Company appeals the Staff Determination. The Company intends to appeal the Staff Determination and request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination. Until a decision is made by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Select Market. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release dated January 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

/s/ Bradley J. Tandy
By: Bradley J. Tandy
Its: Senior Vice President, Acting General Counsel and Secretary

Date: January 12, 2007